Exhibit 99.2

SCE&G Files Application with Public Service Commission of South Carolina

Detailing Plans for New Nuclear Units and Proposed Impact on Rates

SCANA to Discuss Filing in June 9 Webcast

COLUMBIA, S.C.--(BUSINESS WIRE)--South Carolina Electric & Gas Company (SCE&G), principal subsidiary of SCANA Corporation (NYSE: SCG), today filed a combined application for a Certificate of Environmental Compatibility, Public Convenience and Necessity, and for a Base Load Review Order, with the South Carolina Public Service Commission (PSC) and the South Carolina Office of Regulatory Staff. The application was filed under provisions of the Base Load Review Act (BLRA), a state law enacted in 2007 to add structure and consistency to the process SCE&G and other regulated utilities must follow when building nuclear power plants. SCE&G also filed a petition requesting permission to begin initial clearing, excavation and construction work on the site pending approval of the BLRA application.

SCE&G and Santee Cooper, a state-owned electric and water utility in South Carolina, announced Tuesday that they had entered into a contractual agreement with Westinghouse Electric Company, LLC, and a subsidiary of The Shaw Group Inc., Stone & Webster, Inc., for the design and construction of two 1,117-megawatt nuclear electric-generating units at the site of the V.C. Summer Nuclear Station, near Jenkinsville, S.C. SCE&G and Santee Cooper are joint owners and share operating costs and generating output of the existing 966-megawatt V.C. Summer plant. SCE&G is the plant operator. A similar arrangement will apply to the two additional units, with SCE&G accounting for 55 percent of the cost and output and Santee Cooper the remaining 45 percent. The companies submitted an application with the Nuclear Regulatory Commission (NRC) March 31 for a combined construction and operating license. Following an approximate three-to-four-year review process, the NRC could issue the combined license in 2011. The first unit is expected to come on line in 2016, the second in 2019. SCE&G and Santee Cooper estimate that base load generation will be needed for both utilities at those times.

The BLRA application filed today documents SCE&G’s need for new electric generation and provides information that will allow state regulators to determine, up front, the prudency of the company’s plans to construct the two new nuclear units to meet that need. Along with outlining projected costs and construction schedules, the application includes a schedule of forecasted adjustments SCE&G would make to customer rates based on nuclear construction expenditures.

“The Base Load Review Act allows for annual adjustments to rates during construction of the units as a means of recovering financing costs associated with the project,” said SCE&G President Kevin Marsh. “Paying financing costs while construction is ongoing, as opposed to waiting until the project has been completed, will lower the cost of the new units by about $1 billion. We estimate this reduction will save our customers approximately $4 billion in electric rates over the life of the new units.”

A public hearing will be conducted during which the PSC will hear testimony related to the application. The Commission is required to issue an order within nine months of the filing. If approved by the Commission, rates would be adjusted each year based on construction expenditures made since the last increase. Year-by-year adjustments to rates under BLRA are estimated below (actual amount and timing of adjustments may vary):

Month/Year       % change

Mar  2009           0.49
Oct  2009             2.8
Oct  2010             2.8
Oct  2011             3.8
Oct  2012             3.5
Oct  2013             4.0
Oct  2014             3.7
Oct  2015             2.8
Apr  2016             1.4
Feb  2017             2.2
Feb  2018             3.1
Jan  2019              1.1

SCANA to discuss BLRA filing in Webcast

SCANA will Webcast a conference call with security analysts June 9 at 4 p.m. to discuss the filing. All interested persons, including investors, media and the general public, may listen to a live Webcast of the conference call at the SCANA’s Web site, www.scana.com. Participants should go to the Web site at least five to 10 minutes prior to the call start time and follow the instructions. A replay of the Webcast will also be available on the site approximately two hours after conclusion of the call.

PROFILES

South Carolina Electric & Gas Company is a regulated public utility engaged in the generation, transmission, distribution and sale of electricity to approximately 643,000 customers in 26 counties in the central, southern and southwestern portions of South Carolina. The company also provides natural gas service to approximately 305,000 customers in 34 counties in the state.

SCANA Corporation, a Fortune 500 company headquartered in Columbia, SC, is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. Information about SCANA and its businesses is available on the Company’s web site at www.scana.com.

SAFE HARBOR STATEMENT – SCANA CORPORATION

Statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules, estimated construction and other expenditures and factors affecting the availability of synthetic fuel tax credits. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment; (2) regulatory actions, particularly changes in rate regulation and environmental regulations; (3) current and future litigation; (4) changes in the economy, especially in areas served by subsidiaries of SCANA Corporation (SCANA); (5) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial interruptible markets; (6) growth opportunities for SCANA’s regulated and diversified subsidiaries; (7) the results of financing efforts; (8) changes in SCANA’s or its subsidiaries’ accounting rules and accounting policies; (9) the effects of weather, including drought, especially in areas where the Company’s generation and transmission facilities are located and in areas served by SCANA's subsidiaries; (10) payment by counterparties as and when due; (11) the results of efforts to license, site and construct facilities for baseload electric generation; (12) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (13) performance of SCANA’s pension plan assets; (14) inflation; (15) compliance with regulations; and (16) the other risks and uncertainties described from time to time in the periodic reports filed by SCANA or South Carolina Electric & Gas Company (SCE&G) with the United States Securities and Exchange Commission (SEC). The Company disclaims any obligation to update any forward-looking statements.

Contacts

SCANA Media Contact:
Eric Boomhower, 803-217-7701
eboomhower@scana.com

or

SCANA Investor Contact:
Bryan Hatchell, 803-217-7458
bhatchell@scana.com